SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                              __________________


                                  FORM 8-K

                                CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): July 15, 2002


              CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION

               (Exact Name of Registrant as Specified in Charter)


     Delaware                            1-16709                 13-4182182
    (State or Other Jurisdiction       (Commission             (IRS Employer
           of Incorporation)             File Number)        Identification No.)


85 Broad Street, New York, New York                                 10004
(Address of Principal Executive Offices)                         (Zip Code)

        Registrant's telephone number, including area code: (212) 902-1000



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Item 7.  Financial Statements, Pro-Forma Financial Information and Exhibits.


Trustee's Report with respect to the July 15, 2002 Distribution Date for the Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust JPM Capital Trust I Certificates Series 2002-2
































                               SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CREDIT AND ASSET REPACKAGING
                                            VEHICLE CORPORATION


Date:  July 22, 2002                By:    /s/ Ram Sundaram
                                            Name: Ram Sundaram
                                            Title: President









EXHIBIT INDEX

Exhibit

99. Trustee's Report in respect to the July 15, 2002 Distribution Date for the Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust JPM Capital Trust I Certificates Series 2002-2










To the Holders of

Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust JPM Capital Trust I Certificates Series 2002-2, CUSIP: 744393406 (the"Certificates")

Wells Fargo Bank Minnesota, National Association, as Trustee for the Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust JPM Capital Trust I
Series 2002-2, hereby gives notice with respect to the Distribution occurring on July 15, 2002 (the "Distribution Date") as follows:

1. The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest expressed as a dollar amount per Certificate, is as set forth below:

      Principal        Interest            Premium          Total Distribution
        $0.00          $0.35625            $0.00                 $0.35625

2.    The applicable interest rate: 7.125%

3. The aggregate stated principal amount of the Securities as of such Distribution Date was $60,267,000.00. The interest rate applicable to the Securities for the immediately following Security Accrual
      Period is 7.54%

4. The amounts received by the Trustee in respect of the Securities during the immediately preceding Security Accrual Period was $2,272,065.90.

5. The Principal Balance at the close of business on the Business Day immediately preceding the Distribution Date was $63,777,275.00

6. The current ratings of the Certificates are "A1" by Moody's Investors and "A" by Standard & Poor's. The Current rating of the Securities are "A1" by Moody's Investors, "A" by Standard & Poor's and "A+" by Fitch Ratings.

7. There was no cumulative amount of Extraordinary Trust Expenses, as of the Distribution Date.

         Wells Fargo Bank Minnesota, National Association, as Trustee